Exhibit 99.1

Vontier Reports Strong Second Quarter 2023 Results and Raises Full Year Guidance

Strong execution on strategic initiatives to accelerate growth and position the portfolio for robust secular tailwinds across the mobility ecosystem

•Sales of $764 million, down 1.5% vs. prior year; Core sales down 1.6%
•GAAP diluted EPS of $0.62; Adjusted diluted net EPS of $0.67 vs. prior guide of $0.61 to $0.66
•Operating cash flow was $78 million; Adjusted Free Cash Flow was $77 million, representing 73% Adjusted Free Cash Flow Conversion
•Initiates Q3 2023 guidance for Adjusted diluted net EPS of $0.65 to $0.69
•Increases full-year 2023 Adjusted diluted net EPS guidance to $2.79 to $2.87

RALEIGH, North Carolina, August 3, 2023 -- Vontier Corporation (NYSE: VNT), a leading global provider of critical technologies and solutions to connect, manage and scale the mobility ecosystem, today announced results for the second quarter ended June 30, 2023.

Reported sales in the second quarter declined 1.5% year-over-year to $764.4 million, reflecting a decrease in core sales of 1.6%. Continued underlying momentum across the portfolio, supported by strong secular tailwinds, healthy end market demand, improving supply chain conditions, and ongoing pricing realization, was more than offset by the expected sunset of EMV-related sales. Operating profit of $120.6 million declined 11.6% versus the prior year, and operating profit margin decreased 180 basis points, to 15.8%. Adjusted operating profit of $160.1 million declined 4.1% versus the prior year and adjusted operating profit margin decreased approximately 60 basis points, to 20.9%. Net earnings were $97.3 million, and adjusted net earnings were $105.4 million, resulting in diluted net earnings per share of $0.62 and adjusted diluted net earnings per share of $0.67.

“Vontier delivered another quarter of solid results, exceeding the high-end of our EPS guidance, led by 9% baseline core sales growth and strong operational execution,” said Mark Morelli, President and Chief Executive Officer. “We continue to advance our connected mobility strategy, resulting in several key customer wins in the quarter and highlighting our distinct capabilities to enable our customers’ decarbonization journeys and provide differentiated operating system software.”

“Demand across our end markets remains constructive, and our team’s growth strategy and cost out execution has been strong, providing confidence in our improved outlook for the full year,” Morelli continued.

“Vontier’s portfolio is uniquely positioned to deliver smart, sustainable solutions as our customers continue to invest in modernizing and expanding their footprints, decarbonizing their fleets and enhancing their asset productivity. We believe no other company across the mobility ecosystem can match our portfolio depth and breadth, product capabilities, domain expertise and channel presence needed to solve our customers’ high-value problems.”

Segment Results

Q2 2023 Segment Results Summary

	Mobility Technologies	Repair Solutions	Environmental & Fueling Solutions	Other	Total Vontier
Sales ($M)	$238.8	$158.4	$339.3	$27.9	$764.4
Segment Operating Profit	$44.7	$41.6	$95.2	$2.2	$183.7
Segment Operating Profit %	18.7%	26.3%	28.1%	7.9%	24.0%
Mobility Technologies reported sales increased 13.4% versus the prior year. Core sales growth of 4.6% was driven by strong performance across car wash technologies and alternative energy solutions, as well as solid growth in telematics. Segment operating profit increased 4.9% versus the prior year. Segment operating profit margin declined 150 basis points year over year, as a result of unfavorable mix related to the Invenco acquisition and continued growth investments.

Repair Solutions reported sales grew 5.8% over the prior year. Core sales growth of 6.0% was driven by robust demand for tool storage, hardline and cordless power tools, as well as higher net franchisee adds. Segment operating profit was in line with prior year results. Segment operating profit margin declined 150 basis points, impacted by year-over-year reserve-related adjustments to the receivables portfolio.

Environmental & Fueling Solutions reported sales declined 9.6% year-over-year. Core sales were down 8.5% as continued strength in U.S. dispensing equipment and aftermarket parts was more than offset by the year-over-year decline in EMV-related volume. Segment operating profit declined 3.4% year over year, while segment operating profit margin expanded 190 basis points, driven by price/cost execution, as well as higher restructuring and productivity savings.

Other Items
•Repurchased ~$32 million, or ~1.1 million shares, during the quarter; Year to date through June, share repurchases total $50 million, or 2.0 million shares.
•Repaid $100 million in debt during the quarter; Year to date through June, debt repayment totaled $165 million. Net debt/Adj. EBITDA ended Q2 at 2.9X.
•The divestiture of Global Traffic Technologies (GTT) closed in April. Gross proceeds were $108 million.

2023 Outlook
•Total sales down low-to-mid-single digits; Core sales down low-to-mid-single digits; Baseline* core sales growth of mid-single digits-plus
•Adjusted operating profit margin down 60 to 80 basis points; Baseline* adjusted operating profit margin expansion of 180 to 200 basis points
•Adjusted diluted EPS in the range of $2.79 to $2.87, compares to the prior range of $2.77 to $2.87
•Adjusted free cash flow conversion of ~90-100%
Q3 2023 Outlook
•Total sales down mid-single digits; Core sales down mid-single digits; Baseline* core sales growth of mid-single digits-plus
•Adjusted operating profit margin down 370 to 420 basis points year-over-year; Baseline* adjusted operating profit margin down 70 to 100 basis points year-over-year
•Adjusted diluted EPS $0.65 to $0.69
*References to baseline core sales growth and baseline margin expansion exclude the impact of the year over year decline in EMV-related U.S. Dispenser sales (~$300M) and the associated operating profit decline (~$150M), consistent with the framework previously provided.

Conference Call Details
Vontier will discuss results and outlook during its quarterly investor conference call today starting at 8:30 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Vontier’s website, www.vontier.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.
The conference call can be accessed by dialing 888-886-7786, along with the conference ID: 72770844. A replay of the webcast will be available by dialing +1 877-674-7070, conference ID: 72770844 and passcode 770844 or under the “Investors” section of the website under “Events & Presentations.”

ABOUT VONTIER
Vontier (NYSE: VNT) is a global industrial technology company uniting critical mobility and multi-energy technologies and solutions to meet the needs of a rapidly evolving, more connected mobility ecosystem. Leveraging leading market positions, decades of domain expertise and unparalleled portfolio breadth, Vontier enables the way the world moves – delivering smart, safe and sustainable solutions to our customers and the planet. Vontier has a culture of continuous improvement built upon the foundation of the Vontier Business System and embraced by over 8,500 colleagues worldwide. Additional information about Vontier is available on the Company’s website at www.vontier.com.

NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “core sales growth,” “baseline core sales growth”, “adjusted operating profit,” “adjusted operating profit margin,” “segment operating profit,” “segment operating profit margin,” “adjusted net earnings,” “adjusted diluted net earnings per share,” “free cash flow,” “adjusted free cash flow”, “adjusted free cash flow conversion”, “EBITDA”, “adjusted EBITDA” and “net leverage ratio” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Vontier in this release may be different from similarly-titled non-GAAP measures used by other companies.

FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to statements regarding Vontier Corporation’s (the “Company’s”) business and acquisition opportunities and anticipated earnings, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning. There are a number of important risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These risks and uncertainties include, among other things, deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations that may adversely impact demand for our products or our costs, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, impact of divestitures, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, war or hostility, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Form 10-K for the year ended December 31, 2022. These forward-looking statements represent Vontier’s beliefs and assumptions only as of the date of this release and Vontier does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Ryan Edelman
Vice President, Investor Relations
Vontier Corporation
5438 Wade Park Blvd, Suite 600
Raleigh, NC 27607
Telephone: (984) 238-1929

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$244.0	$204.5
Accounts receivable, net	490.9	514.8
Inventories	329.2	346.0
Prepaid expenses and other current assets	158.6	152.8
Equity securities measured at fair value	—	21.3
Current assets held for sale	53.5	145.6
Total current assets	1,276.2	1,385.0
Property, plant and equipment, net	94.5	92.1
Operating lease right-of-use assets	42.0	44.5
Long-term financing receivables, net	265.0	249.8
Other intangible assets, net	606.6	649.7
Goodwill	1,733.9	1,738.7
Other assets	187.4	183.5
Total assets	$4,205.6	$4,343.3
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings	$8.7	$4.6
Trade accounts payable	353.9	430.9
Current operating lease liabilities	12.9	13.8
Accrued expenses and other current liabilities	441.7	437.6
Current liabilities held for sale	29.0	43.0
Total current liabilities	846.2	929.9
Long-term operating lease liabilities	31.8	34.0
Long-term debt	2,422.4	2,585.7
Other long-term liabilities	203.8	214.2
Total liabilities	3,504.2	3,763.8
Commitments and Contingencies
Equity:
Preferred stock	—	—
Common stock	—	—
Treasury stock	(378.5)	(328.0)
Additional paid-in capital	37.8	27.6
Retained earnings	943.1	770.8
Accumulated other comprehensive income	94.1	106.1
Total Vontier stockholders’ equity	696.5	576.5
Noncontrolling interests	4.9	3.0
Total equity	701.4	579.5
Total liabilities and equity	$4,205.6	$4,343.3

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Sales	$764.4	$776.4	$1,540.8	$1,524.5
Cost of sales	(416.3)	(428.3)	(839.7)	(841.1)
Gross profit	348.1	348.1	701.1	683.4
Operating costs:
Selling, general and administrative expenses	(187.2)	(176.7)	(365.4)	(342.7)
Research and development expenses	(40.3)	(34.9)	(81.3)	(69.4)
Operating profit	120.6	136.5	254.4	271.3
Non-operating income (expense), net:
Interest expense, net	(23.9)	(15.3)	(47.9)	(28.2)
Gain on sale of business	34.1	—	34.1	—
Gain on previously held equity interests from combination of business	—	—	—	32.7
Unrealized (loss) gain on equity securities measured at fair value	—	(80.0)	—	83.0
Other non-operating expense, net	(0.5)	—	(1.4)	(0.1)
Earnings before income taxes	130.3	41.2	239.2	358.7
Provision for income taxes	(33.0)	(7.9)	(59.1)	(75.2)
Net earnings	$97.3	$33.3	$180.1	$283.5

Net earnings per share:
Basic	$0.63	$0.21	$1.16	$1.74
Diluted	$0.62	$0.21	$1.15	$1.73
Weighted average shares outstanding:
Basic	155.4	160.5	155.5	163.2
Diluted	156.3	161.2	156.2	163.9

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended
	June 30, 2023	July 1, 2022
Cash flows from operating activities:
Net earnings	$180.1	$283.5
Non-cash items:
Depreciation and amortization expense	62.7	58.1
Stock-based compensation expense	15.3	13.1
Amortization of debt issuance costs	2.0	1.7
Amortization of acquisition-related inventory fair value step-up	1.3	—
Loss on equity investments	0.8	—
Gain on sale of business	(34.1)	—
Gain on sale of property	(2.8)	—
Gain on previously held equity interests from combination of business	—	(32.7)
Unrealized gain on equity securities measured at fair value	—	(83.0)
Change in deferred income taxes	(9.3)	5.0
Change in accounts receivable and long-term financing receivables, net	11.5	(31.8)
Change in other operating assets and liabilities	(69.0)	(165.4)
Net cash provided by operating activities	158.5	48.5
Cash flows from investing activities:
Proceeds from sale of business, net of cash provided	106.8	—
Cash paid for acquisitions, net of cash received	—	(186.6)
Payments for additions to property, plant and equipment	(26.1)	(26.5)
Proceeds from sale of property	4.3	0.2
Cash paid for equity investments	(1.9)	(7.3)
Proceeds from sale of equity securities	20.4	—
Net cash provided by (used in) investing activities	103.5	(220.2)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	144.0
Repayment of long-term debt	(165.0)	(130.0)
Net proceeds from short-term borrowings	3.8	5.0
Payments of common stock cash dividend	(7.8)	(8.0)
Purchases of treasury stock	(50.0)	(271.1)
Proceeds from stock option exercises	3.1	0.6
Other financing activities	(6.7)	(3.3)
Net cash used in financing activities	(222.6)	(262.8)
Effect of exchange rate changes on cash and cash equivalents	0.1	(10.7)
Net change in cash and cash equivalents	39.5	(445.2)
Beginning balance of cash and cash equivalents	204.5	572.6
Ending balance of cash and cash equivalents	$244.0	$127.4

VONTIER CORPORATION AND SUBSIDIARIES
SEGMENT FINANCIAL SUMMARY
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Sales
Mobility Technologies	$238.8	$210.6	$484.7	$418.2
Repair Solutions	158.4	149.7	339.8	314.1
Environmental & Fueling Solutions	339.3	375.3	653.1	703.5
Other	27.9	40.8	63.2	88.7
Total Vontier Sales	$764.4	$776.4	$1,540.8	$1,524.5

Segment & Adjusted Operating Profit
Mobility Technologies	$44.7	$42.6	$92.6	$83.7
Repair Solutions	41.6	41.6	88.9	88.6
Environmental & Fueling Solutions	95.2	98.5	175.9	180.5
Other	2.2	3.2	6.0	8.3
Segment Operating Profit (Non-GAAP)	183.7	185.9	363.4	361.1
Corporate & Other Unallocated Expense	(23.6)	(18.9)	(42.1)	(30.7)
Adjusted Operating Profit (Non-GAAP)	$160.1	$167.0	$321.3	$330.4

Segment & Adjusted Operating Profit Margin
Mobility Technologies	18.7%	20.2%	19.1%	20.0%
Repair Solutions	26.3%	27.8%	26.2%	28.2%
Environmental & Fueling Solutions	28.1%	26.2%	26.9%	25.7%
Other	7.9%	7.8%	9.5%	9.4%
Segment Operating Profit Margin (Non-GAAP)	24.0%	23.9%	23.6%	23.7%
Adjusted Operating Profit Margin (Non-GAAP)	20.9%	21.5%	20.9%	21.7%

Note: Results for the Mobility Technologies and Environmental & Fueling Solutions segments for the three and six months ended July 1, 2022 have been revised from the results previously reported on March 20, 2023.

VONTIER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Core Sales Growth and Baseline Core Sales Growth

We define core sales growth as the change in total sales calculated according to GAAP but excluding (i) sales from acquired and certain divested businesses; (ii) the impact of currency translation; and (iii) certain other items.
•References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations.
•The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales from acquired businesses) and (b) the period-to-period change in sales, including foreign operations, (excluding sales from acquired businesses) after applying the current period foreign exchange rates to the prior year period.
•The portion of sales attributable to other items is calculated as the impact of those items which are not directly correlated to sales from existing businesses which do not have an impact on the current or comparable period.
Baseline core sales growth refers to core sales growth but excluding the impact of the end of the U.S. upgrade cycle for enhanced credit card security requirements for outdoor payment systems based on the EMV global standards.
Core sales growth and Baseline core sales growth should be considered in addition to, and not as a replacement for or superior to, total sales, and may not be comparable to similarly titled measures reported by other companies.
Management believes that reporting the non-GAAP financial measure of core sales growth provides useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our sales performance with our performance in prior and future periods and to our peers. We exclude the effect of acquisitions and certain divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation and certain other items from core sales because these items are either not under management’s control or relate to items not directly correlated to core sales growth. Management believes the exclusion of these items from core sales growth may facilitate assessment of underlying business trends and may assist in comparisons of long-term performance. References to sales volume refer to the impact of both price and unit sales.

Adjusted Operating Profit and Adjusted Operating Profit Margin
Adjusted operating profit refers to operating profit calculated in accordance with GAAP, but excluding amortization of acquisition-related intangible assets, costs associated with restructurings including one-time termination benefits and related charges and impairment and other charges associated with facility closure, contract termination and other related activities, and the related impact of certain divested businesses or product lines not considered discontinued operations ("Restructuring- and divestiture-related adjustments"), transaction- and deal-related costs, one-time costs related to the separation, amortization of acquisition-related inventory fair value step-up, gains and losses on sale of property, other charges which represent charges incurred that are not part of our core operating results ("Other charges") and normalization and other adjustments which represent adjustments for standalone public company costs. Adjusted operating profit margin refers to adjusted operating profit divided by GAAP sales.
Segment Operating Profit and Segment Operating Profit Margin
Segment operating profit is used by Vontier’s management in determining how to allocate resources and assess performance. Segment operating profit represents total segment sales less operating costs attributable to the segment, which does not include unallocated corporate costs and other operating costs not allocated to the reportable segments as part of management’s assessment of reportable segment operating performance, including stock-based compensation expense, amortization of intangible assets and other costs shown in the reconciliation to GAAP operating profit below. As part of management’s assessment of the Repair Solutions segment, a capital charge based on the segment’s financing receivables portfolio is assessed by Corporate. Segment operating profit margin refers to segment operating profit divided by GAAP sales.
Adjusted Net Earnings and Adjusted Diluted Net Earnings per Share
Adjusted net earnings refers to net earnings calculated in accordance with GAAP, but excluding on a pretax basis amortization of acquisition-related intangible assets, Restructuring- and divestiture-related adjustments, transaction- and deal-related costs, one-time costs related to the separation, amortization of acquisition-related inventory fair value step-up, gains and losses on sale of property, Other charges, normalization and other adjustments which represent adjustments for standalone public company costs, non-cash write-offs of deferred financing costs, gains and losses on sale of businesses and gains and losses on investments, and including the tax effect of these adjustments and other tax adjustments. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). Adjusted diluted net earnings per share refers to adjusted net earnings divided by the weighted average diluted shares outstanding.
Free Cash Flow, Adjusted Free Cash Flow and Adjusted Free Cash Flow Conversion
Free cash flow refers to cash flow from operations calculated according to GAAP but excluding capital expenditures. Adjusted free cash flow refers to free cash flow adjusted for cash received from the sale of property and cash paid for Restructuring- and divestiture-related adjustments, transaction- and deal-related costs, one-time costs related to the separation, and Other charges. Adjusted free cash flow conversion refers to adjusted free cash flow divided by adjusted net earnings.

Net Leverage Ratio and Adjusted EBITDA
EBITDA refers to net earnings calculated in accordance with GAAP, excluding interest, taxes, depreciation and amortization of acquisition-related intangible assets. Adjusted EBITDA refers to EBITDA adjusted for Restructuring- and divestiture-related adjustments, transaction- and deal-related costs, one-time costs related to the separation, amortization of acquisition-related inventory fair value step-up, gains and losses on sale of property, Other charges, non-cash write-offs of deferred financing costs, gains and losses on sale of businesses and gains and losses on investments. Net leverage ratio refers to net debt divided by Adjusted EBITDA.
Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
A reconciliation of each of the projected Core Sales Growth, Baseline Core Sales Growth, Adjusted Operating Profit Margin, Baseline Adjusted Operating Profit Margin, Adjusted Diluted Net Earnings Per Share, Adjusted Free Cash Flow and Adjusted Free Cash Flow Conversion, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measure, is not provided because the company is unable to provide such reconciliation without unreasonable effort. The inability to provide each reconciliation is due to the unpredictability of the amounts and timing of events affecting the items we exclude from the non-GAAP measure.

Components of Sales Growth

	% Change Three Months Ended June 30, 2023 vs. Comparable 2022 Period
	Mobility Technologies	Repair Solutions	Environmental & Fueling Solutions	Total
Total Sales Growth (GAAP)	13.4%	5.8%	(9.6)%	(1.5)%
Core sales growth (Non-GAAP)	4.6%	6.0%	(8.5)%	(1.6)%
Impact of acquisitions (Non-GAAP)	10.0%	—%	—%	0.9%
Impact of currency exchange rates (Non-GAAP)	(1.2)%	(0.2)%	(1.1)%	(0.8)%

Core sales growth (Non-GAAP)	4.6%	6.0%	(8.5)%	(1.6)%
Impact of EMV sunset(a)	5.7%	—%	17.6%	10.2%
Baseline core sales growth (Non-GAAP)	10.3%	6.0%	9.1%	8.6%

(a) Reflects the impact of the end of the U.S. upgrade cycle for enhanced credit card security requirements for outdoor payments systems based on the EMV global standards.

	% Change Six Months Ended June 30, 2023 vs. Comparable 2022 Period
	Mobility Technologies	Repair Solutions	Environmental & Fueling Solutions	Total
Total Sales Growth (GAAP)	15.9%	8.2%	(7.2)%	1.1%
Core sales growth (Non-GAAP)	8.3%	8.4%	(5.6)%	1.1%
Impact of acquisitions (Non-GAAP)	9.5%	—%	—%	1.3%
Impact of currency exchange rates (Non-GAAP)	(1.9)%	(0.2)%	(1.6)%	(1.3)%

Reconciliation of Operating Profit to Adjusted Operating Profit and Segment Operating Profit

	Three Months Ended		Six Months Ended
$ in millions	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Operating Profit (GAAP)	$120.6	$136.5	$254.4	$271.3
Amortization of acquisition-related intangible assets	20.3	19.6	41.0	38.1
Restructuring- and divestiture-related adjustments	14.3	5.2	18.8	5.6
Transaction- and deal-related costs	3.6	3.3	6.7	10.4
One-time costs related to separation	0.8	1.6	1.9	3.2
Amortization of acquisition-related inventory fair value step-up	0.5	—	1.3	—
Gain on sale of property	—	—	(2.8)	—
Other charges	—	0.8	—	2.1
Normalization and other adjustments(a)	—	—	—	(0.3)
Adjusted Operating Profit (Non-GAAP)	160.1	167.0	321.3	330.4
Corporate & Other Unallocated Costs	23.6	18.9	42.1	30.7
Segment Operating Profit (Non-GAAP)	$183.7	$185.9	$363.4	$361.1

Operating Profit Margin (GAAP)	15.8%	17.6%	16.5%	17.8%
Adjusted Operating Profit Margin (Non-GAAP)	20.9%	21.5%	20.9%	21.7%
Segment Operating Profit Margin (Non-GAAP)	24.0%	23.9%	23.6%	23.7%

(a) Adjustment for standalone public company costs

Reconciliation of Net Earnings to Adjusted Net Earnings

	Three Months Ended		Six Months Ended
($ in millions)	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Net Earnings (GAAP)	$97.3	$33.3	$180.1	$283.5
Amortization of acquisition-related intangible assets	20.3	19.6	41.0	38.1
Restructuring- and divestiture-related adjustments	14.3	5.2	18.8	5.6
Transaction- and deal-related costs	3.6	3.3	6.7	10.4
One-time costs related to separation	0.8	1.6	1.9	3.2
Amortization of acquisition-related inventory fair value step-up	0.5	—	1.3	—
Gain on sale of property	—	—	(2.8)	—
Other charges	—	0.8	—	2.1
Normalization and other adjustments (a)	—	—	—	(0.3)
Non-cash write-off of deferred financing costs	0.1	—	0.1	—
Gain on sale of business	(34.1)	—	(34.1)	—
Loss on equity investments	0.1	—	0.8	—
Gain on previously held equity interests from combination of business	—	—	—	(32.7)
Unrealized loss (gain) on equity securities measured at fair value	—	80.0	—	(83.0)
Tax effect of the Non-GAAP adjustments (b)	(0.9)	(24.2)	(7.4)	7.9
Other tax adjustments	3.4	(2.8)	5.1	(2.3)
Adjusted Net Earnings (Non-GAAP)	$105.4	$116.8	$211.5	$232.5

Diluted weighted average shares outstanding	156.3	161.2	156.2	163.9

Diluted Net Earnings Per Share (GAAP)	$0.62	$0.21	$1.15	$1.73
Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$0.67	$0.72	$1.35	$1.42

(a) Adjustment for standalone public company costs
(b) Tax effect calculated using an estimated adjusted effective tax rate for each respective period. The gain on previously held equity interests from combination of business is non-taxable income and therefore the tax effect of the adjustments only includes the other adjustments noted.

Reconciliation of Operating Cash Flow to Adjusted Free Cash Flow

	Three Months Ended		Six Months Ended
($ in millions)	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Operating Cash Flow (GAAP)	$77.5	$7.2	$158.5	$48.5
Less: Purchases of property, plant & equipment (capital expenditures)	(12.4)	(13.6)	(26.1)	(26.5)
Free Cash Flow (Non-GAAP)	$65.1	$(6.4)	$132.4	$22.0
Restructuring- and divestiture-related adjustments	5.4	2.9	9.5	7.1
Transaction- and deal-related costs	6.2	2.6	8.5	8.7
One-time costs related to separation	—	0.1	—	0.2
Proceeds from sale of property	0.1	—	4.3	0.2
Other charges	—	13.9	—	14.8
Adjusted Free Cash Flow (Non-GAAP)	$76.8	$13.1	$154.7	$53.0
Adjusted Net Earnings (Non-GAAP)	$105.4	$116.8	$211.5	$232.5
Adjusted Free Cash Flow Conversion Ratio (Non-GAAP)	72.9%	11.2%	73.1%	22.8%

Net Leverage Ratio and Reconciliation from Net Earnings to EBITDA to Adjusted EBITDA

Total Debt	$2,443.7
Less: Cash	(244.0)
Net Debt	$2,199.7
Adjusted EBITDA (Non-GAAP)	$747.2
Net Leverage Ratio	2.9

	Three Months Ended	LTM
($ in millions)	June 30, 2023	June 30, 2023
Net Earnings (GAAP)	$97.3	$297.9
Interest expense, net	23.9	89.3
Income tax expense	33.0	110.0
Depreciation and amortization expense	31.6	123.5
EBITDA (Non-GAAP)	$185.8	$620.7
Restructuring- and divestiture-related adjustments	14.3	31.0
Transaction- and deal-related costs	3.6	29.6
One-time costs related to separation	0.8	4.0
Amortization of acquisition-related inventory fair value step-up	0.5	2.4
Gain on sale of property	—	(2.0)
Other charges	—	0.1
Non-cash write-off of deferred financing costs	0.1	0.1
Gain on sale of business	(34.1)	(34.1)
Loss on equity investments	0.1	3.7
Unrealized loss on equity securities measured at fair value	—	91.7
Adjusted EBITDA (Non-GAAP)	$171.1	$747.2